JPMORGAN MARKET NEUTRAL FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/06/02	Nortel Networks Corp.

Shares            Price         Amount
14,000	         $1.41  	$19,740.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue  JPMorgan Funds
$0.56       N/A		0.00%	          0.29%

     Broker
Credit Suisse First Boston Corp.

Underwriters of Nortel Networks Corp.

Underwriters     	                             Shares
Credit Suisse First Boston Corporation            182,875,000
RBC Dominion Securities, Inc.                     182,875,000
J.P. Morgan Securities, Inc.                       27,500,000
Salomon Smith Barney, Inc.                         27,500,000
CIBC World Markets Corp.                           26,950,000
ABN AMRO Rothschild LLC                            16,500,000
HSBC Securities (USA), Inc.                        16,500,000
SG Cowen Securities Corp.                          16,500,000
TD Securities, Inc.                                16,500,000
BMO Nesbitt Burns, Inc.                            12,100,000
National Bank Financial, Inc.                      12,100,000
Scotia Capital, Inc.                               12,100,000
                                                  -----------
  Total                                           550,000,000
JPMORGAN MARKET NEUTRAL FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/01/02	CIT Group, Inc.

Shares            Price         Amount
1,100	          $23.00  	$25,300.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.92        N/A	0.00%	          0.08%

     Broker
Goldman Sachs & Co.

Underwriters of CIT Group, Inc.

Underwriters*     	                         Shares

*Underwriters and shares were not available at time of filing.